UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2021
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TILLY’S, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Whatney
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
(949) 609-5599
(Registrant’s Telephone Number, Including Area Code)
  ______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	TLYS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement
On June 8, 2021, Tilly's Inc., a Delaware corporation (the "Company") and World of Jeans & Tops, a California corporation (the "Subsidiary") and a wholly owned subsidiary of the Company, entered into a Consent Agreement (the “Consent”) with Wells Fargo Bank, National Association ("Wells Fargo") with respect to the Credit Agreement dated as of November 9, 2020, among the Company, the Subsidiary, and Wells Fargo. The Consent authorizes the Company to declare and pay cash dividends to its shareholders of up to $31 million in the aggregate on or before July 31, 2021.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Consent, a copy of which is filed hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Company's 2021 annual meeting of its stockholders held on June 9, 2021 (the "Annual Meeting"), the Company's stockholders voted on three proposals, as described below. As of the close of business on April 12, 2021, the record date for eligibility to vote at the Annual Meeting, there were 22,836,746 shares of Class A common stock and 7,306,108 shares of Class B common stock of the Company outstanding and entitled to vote at the Annual Meeting. Each share of Class A common stock was entitled to one (1) vote per share, and each share of Class B common stock was entitled to ten (10) votes per share. Accordingly, as of the record date, the total voting power of all of the shares of the Company's common stock entitled to vote at the Annual Meeting was 95,897,826 votes. Each of the proposals was described in detail in the Proxy Statement for the Annual Meeting. The vote totals noted below are final voting results from the Annual Meeting.
Proposal 1
The Company's stockholders elected the following six directors for a term of office expiring at the Company's 2022 annual meeting of its stockholders and until their successors are duly elected and qualified. There were no abstentions for Proposal 1.

Name	Votes For	Votes Withheld	Broker Non-Votes
Hezy Shaked	89,760,309	791,180	2,531,485
Doug Collier	86,187,673	4,363,816	2,531,485
Seth Johnson	85,987,572	4,563,917	2,531,485
Janet Kerr	87,774,754	2,776,735	2,531,485
Edmond Thomas	89,535,954	1,015,535	2,531,485
Bernard Zeichner	89,281,699	1,269,790	2,531,485

Proposal 2
The Company's stockholders ratified the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending January 29, 2022, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,039,771	20,206	22,997	—

Proposal 3
The Company's stockholders approved, on an advisory basis, the compensation of our named executive officers for the fiscal year ending January 30, 2021.

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,282,624	104,572	164,293	2,531,485

Item 8.01	Other Events
On June 9, 2021, the Company issued a press release announcing a one-time special cash dividend of $1.00 per share to be paid on July 9, 2021, to all holders of record of issued and outstanding shares Class A common stock and Class B common stock as of the close of business on June 25, 2021. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financials Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Exhibit Title or Description
10.1	Consent Agreement, dated June 8, 2021, between World of Jeans & Tops and Wells Fargo Bank, National Association
99.1	Press Release of Tilly's, Inc., dated June 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: June 9, 2021	By:	/s/ Michael L. Henry
	Name:	Michael L. Henry
	Title:	Executive Vice President, Chief Financial Officer